UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 22, 2016

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The following matters set forth in the Proxy Statement of Myers Industries, Inc. (the “Company”) were voted on at the Annual Meeting on April 22, 2016, and the results of such voting are indicated below.

1.	The nine nominees listed below were elected as directors of the Company with the respective votes set forth opposite their names:

Name of Directors Elected	FOR	WITHHELD	BROKER NON-VOTE
R. David Banyard	25,058,478	167,484	2,447,016
Sarah R. Coffin	16,235,169	8,990,793	2,447,016
John B. Crowe	23,833,884	1,392,076	2,447,016
William A. Foley	23,913,007	1,312,955	2,447,016
Daniel R. Lee	18,240,461	6,985,501	2,447,016
Frederic Jack Liebau, Jr.	20,178,867	5,047,095	2,447,016
Bruce M. Lisman	23,827,046	1,398,916	2,447,016
Jane Scaccetti	24,992,689	233,273	2,447,016
Robert A. Stefanko	15,778,510	9,447,452	2,447,016

Mr. Lee was nominated by the Company pursuant to a settlement reached with shareholder GAMCO Asset Management Inc., as further described in the Company’s Proxy Statement. The Company incurred no costs in connection with the settlement.

2.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 was ratified. Voting results on this proposal were as follows:

For	27,426,323
Against	200,690
Abstain	45,965

3.	The non-binding advisory vote on executive compensation was approved. Voting results on this proposal were as follows:

For	18,374,201
Against	6,725,690
Abstain	126,071
Broker Non-Vote	2,447,016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE April 26, 2016	By:	/s/ R. David Banyard
R. David Banyard
President and Chief Executive Officer